                                                                    EXHIBIT 99.3


               Index to ASBI'S Consolidated Financial Statements

                                                                                                    Page
                                                                                                    ----
Unaudited Consolidated Financial Statements of ASBI Holdings, Inc. and Subsidiaries
   as of March 31, 2000 and for the six month periods ended March 31, 2000 and 1999

     Consolidated Balance Sheet....................................................................   2
     Consolidated Statements of Income.............................................................   3
     Consolidated Statements of Cash Flows ........................................................   4
     Notes to Consolidated Financial Statements....................................................   6

Audited Consolidated Financial Statements of ASBI Holdings, Inc. and Subsidiaries
   as of September 30, 1999 and 1998 and for each of the years in the three year period ended
   September 30, 1999

     Independent Auditors' Report..................................................................   7
     Consolidated Balance Sheets...................................................................   8
     Consolidated Statements of Income.............................................................   9
     Consolidated Statements of Cash Flows.........................................................  10
     Consolidated Statements of Changes in Stockholders' Equity....................................  11
     Notes to Consolidated Financial Statements....................................................  13

                     ASBI HOLDINGS, INC. AND SUBSIDIARIES

                          Consolidated Balance Sheet

                                March 31, 2000

                                  (unaudited)
              (in thousands, except share and per share amounts)

ASSETS
------
Cash and due from banks                                                           $        8,660
Loans held for sale (at market value)                                                     46,629
Loans held for investment, net                                                           234,397
Real estate purchased for development                                                      2,437
Premises and equipment, net                                                                2,986
Other real estate owned, net                                                                 948
Federal Home Loan Bank stock (at cost)                                                     1,807
Accrued interest receivable                                                                1,798
Other assets                                                                                 592
                                                                                  ---------------

                                                                                  $      300,254
                                                                                  ===============

LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------

Deposits:
  Noninterest bearing                                                             $       12,760
  Interest bearing                                                                       212,475
                                                                                  ---------------

      Total deposits                                                                     225,235

Advances from the Federal Home Loan Bank                                                  35,632
Other liabilities                                                                          9,681
Minority interest                                                                            886

Stockholders' equity:
  Voting common stock of $0.001 par value. 101,000,000 Class A and B
       shares authorized; 272,064 shares issued and outstanding                                1
  Nonvoting common stock of $0.001 par value. 101,000,000 Class A and
       B shares authorized; 26,934,336 shares issued and outstanding                          26
  Additional paid-in capital                                                                 238
  Retained earnings                                                                       28,555
                                                                                  ---------------

      Total stockholders' equity                                                          28,820
                                                                                  ---------------
Commitments and contingencies
                                                                                  ---------------
                                                                                  $      300,254
                                                                                  ===============

    See accompanying notes to unaudited consolidated financial statements.

                                      (2)

                     ASBI HOLDINGS, INC. AND SUBSIDIARIES

                       Consolidated Statements of Income

               For the Six Months Ended March 31, 2000 and 1999

                                  (unaudited)
              (in thousands, except share and per share amounts)

                                                                             2000                  1999
                                                                             ----                  ----
Interest income:
  Interest and fees on loans                                            $       16,793        $       14,737
  Interest and dividends on investments                                            255                   462
                                                                        ---------------       ---------------

      Total interest income                                                     17,048                15,199
                                                                        ---------------       ---------------

Interest expense:
  Interest on deposits (including interest expense on certificates of deposit of $100,000 and over of $725 and $761
    in 2000 and 1999, respectively)                                              5,787                 6,437
  Interest on notes payable                                                         74                     -
  Interest on FHLB advances                                                        589                   322
                                                                        ---------------       ---------------

      Total interest expense                                                     6,450                 6,759
                                                                        ---------------       ---------------

Net interest income                                                             10,598                 8,440
Provision (credit) for possible loan losses                                        685                  (271)
                                                                        ---------------       ---------------

Net interest income after provision for possible loan losses                     9,913                 8,711
                                                                        ---------------       ---------------

Noninterest income:
  Gain on sale of assets                                                         1,414                 1,207
  Other                                                                            555                   485
                                                                        ---------------       ---------------

      Total noninterest income                                                   1,969                 1,692
                                                                        ---------------       ---------------

Noninterest expense:
  Compensation and benefits                                                      3,401                 2,867
  Occupancy and equipment                                                          648                   401
  Other                                                                          1,804                 1,257
                                                                        ---------------       ---------------

      Total noninterest expense                                                  5,853                 4,525
                                                                        ---------------       ---------------

Income before minority interest                                                  6,029                 5,878
Minority interest                                                                 (367)                 (124)
                                                                        ---------------       ---------------

Net income                                                              $        5,662        $        5,754
                                                                        ===============       ===============

Earnings per common share                                               $          .21        $          .21
                                                                        ===============       ===============
Weighted average shares outstanding                                         27,206,400            27,206,400
                                                                        ===============       ===============

    See accompanying notes to unaudited consolidated financial statements.

                                      (3)

                     ASBI HOLDINGS, INC. AND SUBSIDIARIES

                     Consolidated Statements of Cash Flows

               For the Six Months Ended March 31, 2000 and 1999

                                  (unaudited)
                                (in thousands)

                                                                                     2000                  1999
                                                                                     ----                  ----
Cash flows from operating activities:
  Net income                                                                    $        5,662        $        5,754
  Adjustments to reconcile net income to net cash provided
    by operating activities:
      Amortization of discount on loans                                                 (1,215)               (1,191)
      Gain on sale of loans held for sale, net                                          (1,241)               (1,239)
      Provision (credit) for loan losses                                                   685                  (271)
      Depreciation and amortization of premises and equipment                              157                    90
      Gain on sale of real estate owned                                                     (5)                  (12)
      Changes in operating assets and liabilities:
        Decrease (increase) in accrued interest receivable                                (297)                  136
        Decrease in other assets                                                           447                   237
        Increase in other liabilities                                                    3,309                 1,323
      Purchases of loans held for sale                                                 (12,835)              (24,576)
      Proceeds from sale of loans held for sale                                         13,837                28,167
      Decrease (increase) in warehouse loans                                           (13,624)               10,091
                                                                                ---------------       ---------------

            Net cash provided by (used in) operating activities                         (5,120)               18,509
                                                                                ---------------       ---------------

Cash flows from investing activities:
  Loan originations and purchases, net of repayments                                   (24,795)               (1,718)
  Decrease in factored receivables, net of repayments                                      672                 2,057
  Purchases of premises and equipment                                                     (877)                 (171)
  Proceeds from sale of real estate owned                                                2,148                   402
  Capitalized improvements of real estate owned                                            (98)                    -
  Purchases of Federal Home Loan Bank stock, net                                          (596)                  (90)
  Purchase of real estate for development                                                    -                  (159)
                                                                                ---------------       ---------------

          Net cash provided by (used in) investing activities                          (23,546)                  321
                                                                                ---------------       ---------------

    See accompanying notes to unaudited consolidated financial statements.

                                      (4)

                     ASBI HOLDINGS, INC. AND SUBSIDIARIES

                     Consolidated Statements of Cash Flows
                                  (continued)

               For the Six Months Ended March 31, 2000 and 1999

                                  (unaudited)
                                (in thousands)

                                                                                     2000                  1999
                                                                                     ----                  ----
Cash flows from financing activities:
  Net increase (decrease) in demand deposits, NOW,
    savings and money market accounts                                                     (248)                1,296
  Net decrease in certificates of deposit                                               (3,803)               (9,828)
  Net increase (decrease) in advances from the Federal Home Loan Bank                   31,202                  (589)
  Proceeds from note payable                                                             2,500                     -
  Dividends paid                                                                        (4,258)               (3,075)
                                                                                ---------------       ---------------

            Net cash (used) provided by financing activities                            25,393               (12,196)
                                                                                ---------------       ---------------

Net increase (decrease) in cash and cash equivalents                                    (3,273)                6,634

Cash and cash equivalents at beginning of period                                        11,933                 3,666
                                                                                ---------------       ---------------

Cash and cash equivalents at end of period                                      $        8,660        $       10,300
                                                                                ===============       ===============

    See accompanying notes to unaudited consolidated financial statements.

                                      (5)

                     ASBI HOLDINGS, INC. AND SUBSIDIARIES

               Select Notes to Consolidated Financial Statements

                            March 31, 2000 and 1999

                                  (unaudited)


1.   Basis of Presentation

The accompanying unaudited interim financial statements as of March 31, 2000 and for the six months ended March 31, 2000 and 1999, respectively, reflect all adjustments which are, in the opinion of management, necessary to a fair statement of the results for such periods presented. Management has determined that all such adjustments are of a normal recurring nature.

2.   Statements of Cash Flows

ASBI has chosen to report its cash flows by the indirect method and has chosen to report on a net basis its cash receipts and cash payments for time deposits accepted and repayments of those deposits, and loans made to customers and principal collections on those loans.

Supplemental information on cash flows and non-cash transactions for the six months ended March 31, 2000 and 1999, (unaudited) is as follows (in thousands):

                                                                 2000                      1999
                                                                 ----                      ----
   Cash transactions:
     Interest expense paid                                    $    6,323                $     6,778
                                                              ===========               ============

     Federal income tax paid                                  $       --                $        16
                                                              ===========               ============

   Noncash transactions:
     Net acquisition of other real estate owned               $      360                $     1,525
                                                              ===========               ============

3.   Income Taxes

ASBI changed its tax status from taxable to nontaxable effective as of January 1, 1997. The remaining deferred tax liability at March 31, 2000, of approximately $490,000 is related to ASBI's future taxable income due primarily to the recapture (for tax purposes) of the reserve for loan loss and certain built in gains primarily associated with purchased loan pools, which may be taxable at the corporate level in future years.

                                      (6)

                         Independent Auditors' Report
                         ----------------------------


The Board of Directors
ASBI Holdings, Inc. and Subsidiaries


We have audited the consolidated balance sheets of ASBI Holdings, Inc. and Subsidiaries (the Company) as of September 30, 1999 and 1998, and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the years in the three year period ended September 30, 1999. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of ASBI Holdings, Inc. and Subsidiaries as of September 30, 1999 and 1998, and the results of its operations and its cash flows for each of the years in the three year period ended September 30, 1999, in conformity with generally accepted accounting principles.



                                             Fisk & Robinson P.C.


November 19, 1999
Dallas, Texas

                                      (7)

                     ASBI HOLDINGS, INC. AND SUBSIDIARIES

                          Consolidated Balance Sheets

                          September 30, 1999 and 1998

              (in thousands, except share and per share amounts)

                                                                                       1999                      1998
                                                                                       ----                      ----
ASSETS
------
Cash and due from banks                                                           $       11,933             $       3,666
Loans held for sale (at market value)                                                     32,763                    75,071
Loans held for investment, net                                                           210,107                   183,768
Real estate purchased for development                                                      2,813                     2,915
Premises and equipment, net                                                                2,266                       867
Other real estate owned, net                                                               2,257                       515
Federal Home Loan Bank stock (at cost)                                                     1,211                     1,089
Accrued interest receivable                                                                1,501                     1,883
Other assets                                                                               1,039                       741
                                                                                  ---------------            --------------

                                                                                  $      265,890             $     270,515
                                                                                  ===============            ==============

LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------

Deposits:
  Noninterest bearing                                                             $       10,493             $      10,303
  Interest bearing                                                                       218,793                   229,385
                                                                                  ---------------            --------------
      Total deposits                                                                     229,286                   239,688

Advances from the Federal Home Loan Bank                                                   4,430                     4,623
Other liabilities                                                                          4,758                     3,991

Commitments and contingencies                                                                  -                         -

Stockholders' equity:
  Voting common stock of $0.001 par value. 101,000,000 Class A and B
       shares authorized; 272,064 shares issued and outstanding                                1                         1
  Nonvoting common stock of $0.001 par value. 101,000,000 Class A and
       B shares authorized; 26,934,336 shares issued and outstanding                          26                        26
  Additional paid-in capital                                                                 238                       238
  Retained earnings                                                                       27,151                    21,948
                                                                                  ---------------            --------------

      Total stockholders' equity                                                          27,416                    22,213
                                                                                  ---------------            --------------

                                                                                  $      265,890             $     270,515
                                                                                  ===============            ==============

See accompanying notes to consolidated financial statements.

                                      (8)

                     ASBI HOLDINGS, INC. AND SUBSIDIARIES

                       Consolidated Statements of Income

             For the Years Ended September 30, 1999, 1998 and 1997

              (in thousands, except share and per share amounts)

                                                                             1999                  1998                1997
                                                                             ----                  ----                ----
Interest income:
  Interest and fees on loans                                            $       30,333        $       29,620       $      21,713
  Interest and dividends on investments                                            771                   723                 531
                                                                        ---------------       ---------------      --------------
      Total interest income                                                     31,104                30,343              22,244
                                                                        ---------------       ---------------      --------------

Interest expense:
  Interest on deposits (including interest expense on certificates of deposit of $100,000 and over of $1,445, $1,595 and $1,708
    In 1999, 1998 and 1997, respectively)                                       12,359                12,117               7,619
  Interest on notes payable                                                          -                     -                   6
  Interest on FHLB advances                                                        484                   974               1,551
                                                                        ---------------       ---------------      --------------
      Total interest expense                                                    12,843                13,091               9,176
                                                                        ---------------       ---------------      --------------

Net interest income                                                             18,261                17,252              13,068
Provision (credit) for possible loan losses                                         (3)                2,140               1,024
                                                                        ---------------       ---------------      --------------

Net interest income after provision (credit)
  for possible loan losses                                                      18,264                15,112              12,044
                                                                        ---------------       ---------------      --------------

Noninterest income:
  Gain on sale of assets                                                         2,868                 2,086               1,282
  Other                                                                          1,103                   931                 659
                                                                        ---------------       ---------------      --------------
      Total noninterest income                                                   3,971                 3,017               1,941
                                                                        ---------------       ---------------      --------------

Noninterest expense:
  Compensation and benefits                                                      5,577                 4,892               3,365
  Occupancy and equipment                                                          813                   608                 483
  Other                                                                          2,984                 2,055               1,979
                                                                        ---------------       ---------------      --------------
      Total noninterest expense                                                  9,374                 7,555               5,827
                                                                        ---------------       ---------------      --------------

Income before income taxes and minority interest                                12,861                10,574               8,158
Income taxes                                                                       111                    55               1,766
                                                                        ---------------       ---------------      --------------

Income before minority interest                                                 12,750                10,519               6,392
Minority interest                                                                 (527)                 (126)                (84)
                                                                        ---------------       ---------------      --------------

Net income                                                              $       12,223        $       10,393       $       6,308
                                                                        ===============       ===============      ==============

Earnings per common share                                               $         0.45        $         0.38       $        0.23
                                                                        ===============       ===============      ==============
Weighted average shares outstanding                                         27,206,400            27,206,400          27,206,400
                                                                        ===============       ===============      ==============

See accompanying notes to consolidated financial statements.

                                      (9)

                     ASBI HOLDINGS, INC. AND SUBSIDIARIES

          Consolidated Statements of Changes in Stockholders' Equity

             For the Years Ended September 30, 1999, 1998 and 1997

                                (in thousands)

                                                  Redeemable                    Additional
                                                  Preferred         Common        Paid-In         Retained
                                                    Stock           Stock         Capital         Earnings           Total
                                                    -----           -----         -------         --------           -----
Balance at September 30, 1996                     $   1,499        $   27         $   186        $  13,102        $    14,814

Dividends on common stock                                 -             -               -           (2,919)            (2,919)

Purchase and retirement of preferred stock           (1,499)            -               -              (58)            (1,557)

Sale of common stock                                      -             -              52                -                 52

Net income                                                -             -               -            6,308              6,308
                                                  ----------       -------        --------       ----------       ------------

Balance at September 30, 1997                     $       -        $   27         $   238        $  16,433        $    16,698

Dividends on common stock                                 -             -               -           (4,878)            (4,878)

Net income                                                -             -               -           10,393             10,393
                                                  ----------       -------        --------       ----------       ------------

Balance at September 30, 1998                     $       -        $   27         $   238        $  21,948        $    22,213

Dividends on common stock                                 -             -               -           (7,020)            (7,020)

Net income                                                -             -               -           12,223             12,223
                                                  ----------       -------        --------       ----------       ------------

Balance at September 30, 1999                     $       -        $   27         $   238        $  27,151        $    27,416
                                                  ==========       =======        ========       ==========       ============

See accompanying notes to consolidated financial statements.

                                     (10)

                     ASBI HOLDINGS, INC. AND SUBSIDIARIES

                     Consolidated Statements of Cash Flows

             For the Years Ended September 30, 1999, 1998 and 1997

                                (in thousands)

                                                                          1999                 1998                  1997
                                                                          ----                 ----                  ----
Cash flows from operating activities:
  Net income                                                         $       12,223        $      10,393        $        6,308
  Adjustments to reconcile net income to net cash provided
    by (used in) operating activities:
      Amortization of discount on loans                                      (3,463)              (3,408)                 (175)
      Gain on sale of loans held for sale, net                               (2,636)              (1,889)               (1,268)
      Provision (credit) for loan losses                                         (3)               2,140                 1,024
      Depreciation and amortization of premises and equipment                   192                  180                   123
      Gain on sale of real estate owned                                        (108)                (207)                  (14)
      Provision for real estate owned losses                                     51                   56                   136
      Changes in operating assets and liabilities:
        Decrease (increase) in accrued interest receivable                      382                 (402)                 (227)
        Decrease (increase) in other assets                                    (298)                (496)                  602
        Increase (decrease) in other liabilities                                767                 (302)                  646
      Net decrease (increase) in loans held for sale                          5,623              (76,789)               (9,082)
      Proceeds from sale of loans held for sale                              40,187               17,688                11,794
                                                                     ---------------       --------------       ---------------

            Net cash provided by (used in) operating activities              52,917              (53,036)                9,867
                                                                     ---------------       --------------       ---------------

Cash flows from investing activities:
  Loan originations and purchases, net of repayments                        (26,587)              (7,042)              (42,013)
  Increase in factored receivables, net of repayments                        (1,338)              (2,511)               (2,773)
  Purchases of premises and equipment                                        (1,591)                (447)                 (388)
  Proceeds from sale of real estate owned                                     2,725                2,687                 1,315
  Capitalized improvements of real estate owned                                (122)                 (48)                  (62)
  Purchases of Federal Home Loan Bank stock, net                               (122)                   -                  (127)
  Proceeds from sale of FHLB stock                                                -                  957                     -
  Purchase of real estate for development                                         -               (2,915)                    -
                                                                     ---------------       --------------       ---------------

          Net cash used in investing activities                             (27,035)              (9,319)              (44,048)
                                                                     ---------------       --------------       ---------------

See accompanying notes to consolidated financial statements.

                                     (11)

                     ASBI HOLDINGS, INC. AND SUBSIDIARIES

                     Consolidated Statements of Cash Flows
                                  (continued)

             For the Years Ended September 30, 1999, 1998 and 1997

                                (in thousands)

                                                                           1999                  1998                1997
                                                                           ----                  ----                ----
Cash flows from financing activities:
  Net increase in demand deposits, NOW, savings and money
    market accounts                                                            4,994                 9,534                 987
  Net (decrease) increase in certificates of deposit                         (15,396)               69,800              35,266
  Net (decrease) increase in advances
    from the Federal Home Loan Bank                                             (193)              (19,013)              2,342
  Payments on note payable                                                         -                     -                (550)
  Sale of common stock                                                             -                     -                  52
  Repurchase of preferred stock                                                    -                     -              (1,557)
  Dividends paid                                                              (7,020)               (4,878)             (2,919)
                                                                      --------------        --------------       -------------

            Net cash provided by (used in) financing activities              (17,615)               55,443              33,621
                                                                      --------------        --------------       -------------

Net increase (decrease) in cash and cash equivalents                           8,267                (6,912)               (560)

Cash and cash equivalents at beginning of year                                 3,666                10,578              11,138
                                                                      --------------        --------------       -------------

Cash and cash equivalents at end of year                              $       11,933        $        3,666       $      10,578
                                                                      ==============        ==============       =============

See accompanying notes to consolidated financial statements.

                                     (12)

                     ASBI HOLDINGS, INC. AND SUBSIDIARIES

                  Notes to Consolidated Financial Statements

                       September 30, 1999, 1998 and 1997


1.   Basis of Presentation

ASBI Holdings, Inc. (Company) was formed January 31, 1995 when the owners of the common stock of Arlington Savings Bancshares, Inc. (ASBI) contributed their shares of stock in ASBI to the Company in return for an equivalent ownership interest in the Company. The Company then owned 100% of the outstanding common stock of ASBI. ASBI was subsequently merged with and into Arlington Savings Bancshares of Delaware, Inc. (ASB Delaware), a wholly owned subsidiary of the Company also formed on January 31, 1995. The Company, through ASB Delaware, owns 100% of First Savings Bank, FSB (Bank). The Bank began operations in 1986.


2.   Summary of Significant Accounting Policies

The following is a description of the more significant accounting policies which the Company follows in preparing and presenting its consolidated financial statements.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and those of its wholly-owned subsidiaries, ASB Delaware and the Bank. In addition, the consolidated financial statements include the accounts of First Consumer Credit, L.L.C. (First Consumer), FSB Financial, L.L.C. (FSB) and FSB Development, L.L.C. (FSBD), limited liability companies. The Bank owns an 83% voting interest in First Consumer, a 51% voting interest in FSB and a 100% interest in FSBD. An officer of the Bank owns 4% of First Consumer. All material intercompany balances and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ significantly from those estimates.

                                     (13)

                     ASBI HOLDINGS, INC. AND SUBSIDIARIES

                  Notes to Consolidated Financial Statements

Cash and Cash Equivalents

For purposes of the consolidated statement of cash flows, the Company considers funds due from banks, interest bearing deposits in other banks, and all highly liquid debt instruments purchased with original maturities of three months or less to be cash equivalents.

Loans Held for Sale

Loans held for sale are valued at the lower of cost or market as determined by outstanding commitments from investors or current investor yield requirements calculated on the aggregate note basis. Discounts are amortized using a method approximating the interest method over the remaining period to contractual maturity. Loans held for sale consisted of first mortgage loans and home improvement loans which had been purchased but had not yet been sold in the secondary market. Gains and losses on the sale of loans held for sale are determined using the specific identification method. At September 30, 1999 and 1998, the cost of loans held for sale approximated market.

Loans and Allowance for Possible Loan Losses

Loans that management has the intent and ability to hold for the foreseeable future or until maturity or pay-off are reported at their outstanding principal balance adjusted for any charge-offs, the allowance for loan losses, and any deferred fees or costs on originated loans and unamortized premiums or discounts on purchased loans.

Loan origination and commitment fees and certain related direct costs are deferred and amortized to interest income, generally over the contractual lives of the loans, using the interest method.

Subject to management's assessment of loan performance and other factors, discounts on first mortgage, consumer and other loans are amortized to income using a method approximating the interest method over the remaining period to contractual maturity, adjusted for anticipated prepayments.

Impaired loans (as defined by SFAS Statement No. 114 and as amended by SFAS No.
118) are accounted for at the net present value of expected future cash flows, discounted at the loan's effective interest rate, the observable market price of the loan or at the fair value of the collateral if the loan is collateral dependent.

The accrual of interest on impaired loans is discontinued when, in management's opinion, the borrower may be unable to meet payments as they become due. When interest accrual is discontinued, all unpaid accrued interest is reversed. Interest income is subsequently recognized generally to the extent cash payments are received.

                                     (14)

                     ASBI HOLDINGS, INC. AND SUBSIDIARIES

                  Notes to Consolidated Financial Statements


The allowance for possible loan losses is increased by charges to income and decreased by charge-offs (net of recoveries). Management's periodic evaluation of the adequacy of the allowance is based on the Bank's past loan loss experience, known and inherent risks in the portfolio, adverse situations that may affect the borrower's ability to repay, the estimated value of any underlying collateral, and current economic conditions.

Factored Receivables

Interest income from factored receivables is recorded on an accrual basis in accordance with the terms of the agreements. Certain fees charged in connection with the factored receivables are earned and recorded in the month in which the receivables are purchased.

The Company disburses approximately 80% of the invoice amount at the time a receivable is purchased from a customer. On collection of the purchased invoices, amounts collected in excess of finance income, net of initial payment, are remitted to the customers. At September 30, 1999 and 1998, approximately $1,748,000 and $1,491,000, respectively, of amounts due to customers under this program arrangement are classified in other liabilities in the consolidated balance sheet.

Premises and Equipment

Premises and equipment are stated at cost less accumulated depreciation. Provisions for depreciation are computed using the straight-line method. Average useful lives used for depreciation with respect to major classifications of property are as follows:

           Type                                   Term
           ----                                   ----

           Building                               7 years
           Furniture and equipment                5 to 10 years
           Automobile                             3 years
           Leasehold improvements                 Lease term

Maintenance and repairs are charged to expense; betterments and renewals are capitalized. Upon retirement or replacement, the cost of the asset and the related accumulated depreciation are eliminated with the resulting gain or loss included in the statement of income.

                                     (15)

                     ASBI HOLDINGS, INC. AND SUBSIDIARIES

                  Notes to Consolidated Financial Statements


Other Real Estate Owned

Real estate properties acquired through, or in lieu of, loan foreclosure are to be sold and are initially recorded at fair value at the date of foreclosure establishing a new cost basis. After foreclosure, valuations are periodically performed by management and the real estate is carried at the lower of carrying amount or fair value less cost to sell. Revenue and expenses from operations and changes in the valuation allowance are included in other noninterest expense.

Income Taxes

The Company elected S corporation status effective January 1, 1997. Earnings and losses after that date are to be included in the personal income tax returns of the stockholders and taxed depending on their personal tax strategies. Except for the possible effects of taxes on built-in gains (as defined in federal income tax law), the Company will generally not incur additional income tax obligations, and future financial statements are not expected to include a provision for federal income taxes.

Because the Company's stockholders are obligated to pay federal income taxes on the earnings of the Company, the Company expects to declare cash dividends sufficient to fund stockholders' tax payments as they come due.

Fair Value of Financial Instruments

SFAS No. 107, "Disclosures about Fair Value of Financial Instruments", requires the Company to disclose the fair values of its financial instruments (see Note
16). The following methods and assumptions were used by the Company to estimate the fair value of each class of financial instruments.

Cash and cash equivalents, accrued interest receivable and accrued interest payable

These assets and liabilities are considered short-term instruments for which the carrying amount is a reasonable estimate of fair value.

Loans held for sale

Fair values are determined by outstanding commitments from investors or current investor yield requirements calculated on the aggregate note basis.

                                     (16)

                     ASBI HOLDINGS, INC. AND SUBSIDIARIES

                  Notes to Consolidated Financial Statements


Loans receivable

Fair values are estimated for portfolios of loans with similar characteristics. Loans are segregated by type such as real estate, commercial and consumer which are also segregated into fixed and adjustable rate interest terms. The fair value of loans receivable is calculated by discounting scheduled cash flows through the estimated maturity using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality. Loan fair values estimates include judgments regarding future expected loss experience and risk characteristics.

Stock in Federal Home Loan Bank of Dallas

No secondary market exists for Federal Home Loan Bank (FHLB) of Dallas stock. The stock is bought and sold at par by the FHLB. The fair value, therefore, is the carrying value of FHLB stock.

Deposits, advances from Federal Home Loan Bank, note payable and subordinated debt

The fair value of deposits with no stated maturity, such as interest-bearing checking accounts, passbook savings accounts and advance payments from borrowers for taxes and insurance are equal to the amount payable on demand (carrying value). The fair value of certificates of deposits and advances from FHLB is based on the discounted value of contractual cash flows. The discount rate is estimated using the rates currently offered for deposits and borrowings of similar remaining maturities.

Forward-Looking Statements

Certain phrases contained in these financial statements including, without limitation, statements containing the words "believes", "anticipates", "estimates", "expects" and words of similar meaning, constitute forward-looking statements, as defined in securities law. Among others, notes to the financial statements concerning financial instruments and contingencies identify important risk factors that could cause actual results to differ significantly from those contained in the forward-looking statements.

Earnings Per Share

Earnings per common share were computed by dividing net income available to common stockholders by the weighted average number of shares of common stock outstanding during each year presented. The weighted average number of common shares has not been adjusted, as there exist no options, warrants or other potentially dilutive securities.

Reclassification

Certain amounts in 1997 and 1998 have been reclassified to conform to the 1999 presentation.

                                     (17)

                     ASBI HOLDINGS, INC. AND SUBSIDIARIES

                  Notes to Consolidated Financial Statements


3.   Recent Accounting Pronouncements

In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133 (SFAS 133), "Accounting for Derivative Instruments and Hedging Activities," which establishes accounting and reporting standards for derivative instruments and hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. Management has not yet fully evaluated the effects on this change in its operations. The Company, should it acquire such derivative instruments or should it engage in such hedging activities, will adopt SFAS 133 as required for its year ended September 30, 2001.


4.   Statement of Cash Flows

The Company reports on a net basis its cash receipts and cash payments for time deposits accepted and repayments of those deposits and loans made to customers and principal collection on those loans.

The Company uses the indirect method to present cash flows from operating activities. Other supplemental cash flow information is presented as follows (in thousands):

                                                                 1999                    1998                    1997
                                                                 ----                    ----                    ----
Cash transactions:
  Interest expense paid                                     $        12,939         $        12,962         $        9,081
                                                            ===============         ===============         ==============

  Federal income tax paid                                   $            16         $            16         $          763
                                                            ===============         ===============         ==============

Noncash transactions:
  Net acquisition of other real estate owned                $         4,186         $         2,648         $          859
                                                            ===============         ===============         ==============

                                     (18)

                     ASBI HOLDINGS, INC. AND SUBSIDIARIES

                  Notes to Consolidated Financial Statements


5.   Loans Held for Investment and Allowance for Loan Losses

Loans receivable at September 30, 1999 and 1998 are summarized as follows (in thousands):

                                                                            1999                    1998
                                                                            ----                    ----
     First mortgage loans (principally conventional):
       Real estate                                                    $        108,493        $        105,145
       Construction                                                             63,723                  57,658
                                                                      ----------------        ----------------

                                                                               172,216                 162,803
                                                                      ----------------        ----------------

     Consumer and other loans:
       Commercial                                                               15,275                  15,516
       Other                                                                    26,111                  12,007
                                                                      ----------------        ----------------

                                                                                41,386                  27,523
                                                                      ----------------        ----------------

     Factored receivables                                                        9,247                   7,909
                                                                      ----------------        ----------------

                                                                               222,849                 198,235

     Unearned income                                                            (9,363)                (10,808)
     Allowance for loan losses                                                  (3,379)                 (3,659)
                                                                      ----------------        ----------------

                                                                      $        210,107        $        183,768
                                                                      ================        ================

The Company grants loans to customers primarily within the Dallas/Fort Worth, Texas metropolitan area. Also, the Company purchases loans, in the ordinary course of business, which have been originated in various other areas of the United States. Although the Company has a diversified loan portfolio, a substantial portion of its debtors' ability to honor their contracts is dependent upon the general economic conditions of the area. At September 30, 1999 and 1998, substantially all of the Company's loans are collateralized with real estate or automobiles.

                                     (19)

                     ASBI HOLDINGS, INC. AND SUBSIDIARIES

                  Notes to Consolidated Financial Statements


An analysis of the allowance for possible loan losses for the years ended September 30, 1999 and 1998 is as follows (in thousands):

                                                       1999                1998
                                                       ----                ----
     Balance at beginning of year                 $         3,659     $         2,707
     Provision (credit) for loan losses                        (3)              2,140
     Loans charged to the allowance, net                     (277)             (1,188)
                                                  ---------------     ---------------

     Balance at end of year                       $         3,379     $         3,659
                                                  ===============     ===============

Impairment of loans with a recorded investment of approximately $4,562,000 and $9,541,000 at September 30, 1999 and 1998, respectively, has been recognized in conformity with SFAS 114 as amended by SFAS 118. The average recorded investment in impaired loans during 1999 was approximately $7,052,000. The total allowance for loan losses related to these loans was approximately $1,493,000 and $1,362,000 at September 30, 1999 and 1998, respectively. No material amount of interest income on impaired loans was recognized for cash payments received in 1999 and 1998.

6.   Other Real Estate Owned

An analysis of the allowance for possible losses on other real estate owned for the years ended September 30, 1999 and 1998 is as follows (in thousands):

                                                       1999                1998
                                                       ----                ----
     Balance at beginning of year                 $            19     $           253
     Provision for losses                                      51                  56
     Charge-offs                                              (37)               (290)
                                                  ---------------     ---------------

                                                  $            33     $            19
                                                  ===============     ===============

                                     (20)

                     ASBI HOLDINGS, INC. AND SUBSIDIARIES

                  Notes to Consolidated Financial Statements


7.   Premises and Equipment

Bank premises and equipment at September 30, 1999 and 1998 consists of the following (in thousands):

                                            1999               1998
                                            ----               ----
   Land                               $            381   $            376
   Building                                      1,302                174
   Leasehold improvements                          304                215
   Furniture and equipment                       1,230                861
   Automobiles                                      55                 55
                                      ----------------   ----------------

                                                 3,272              1,681

   Less accumulated depreciation                (1,006)              (814)
                                      ----------------   ----------------

                                      $          2,266   $            867
                                      ================   ================

Depreciation expense of approximately $192,000 in 1999, $180,000 in 1998 and $124,000 in 1997 is included in occupancy and equipment expense in the accompanying consolidated statement of income.

                                     (21)

                     ASBI HOLDINGS, INC. AND SUBSIDIARIES

                  Notes to Consolidated Financial Statements


8.   Deposits

Deposits at September 30, 1999 and 1998 are summarized as follows (dollars in thousands):

                                                  1999                                1998
                                                  ----                                ----
                                          Amount        Percent              Amount         Percent
                                          ------        -------              ------         -------
   Noninterest bearing
     demand accounts                  $     10,493         4.6%           $     10,303          4.3%
   Interest bearing demand
     accounts                                1,471         0.6                     938          0.4
   Savings accounts                            417         0.1                     351          0.1
   Limited access money
     market accounts                        14,166         6.2                   9,962          4.2
   Certificates of deposit,
     less than $100,000                    176,683        77.1                 188,422         78.6
   Certificates of deposit,
     $100,000 and greater                   26,056        11.4                  29,712         12.4
                                      -------------    -------            -------------     -------

                                      $    229,286       100.0%           $    239,688        100.0%
                                      =============    =======            =============     =======

The weighted average interest rates on deposits at September 30, 1999 and 1998 were approximately 5.2% and 5.2%, respectively.

At September 30, 1999, scheduled maturities of certificates of deposit were as follows (in thousands):

                                  2000                 2001                 2002              Thereafter              Total
                                  ----                 ----                 ----              ----------              -----
4.00% to 4.99%               $       14,025       $        1,846       $           35       $          314       $       16,220

5.00% to 5.99%                      108,040               30,818                4,378                1,023              144,259

6.00% to 6.99%                       12,352                8,902                9,167                5,080               35,501

7.00% to 7.99%                        6,759                    -                    -                    -                6,759
                             ---------------      ---------------      ---------------      ---------------      ---------------

                             $      141,176       $       41,566       $       13,580       $        6,417       $      202,739
                             ===============      ===============      ===============      ===============      ===============

                                     (22)

                     ASBI HOLDINGS, INC. AND SUBSIDIARIES

                  Notes to Consolidated Financial Statements

9.   Line of Credit

The Company executed a $2,000,000 line of credit note with an unrelated commercial bank on September 1, 1998. The note is secured by 100% of the common stock of ASB Delaware and the Bank. There have been no amounts advanced on the note as of September 30, 1999. The note matured on September 30, 1999 and was not renewed.

10.  Related Party Transactions

In the ordinary course of business, the Company has transactions, including borrowings, with its employees, directors and their affiliates. In the opinion of management, such transactions are on the same terms, including interest rates and collateral requirements, as those prevailing at the time for comparable transactions with unaffiliated persons. The aggregate amount of such loans was approximately $3,864,000 and $1,628,000 at September 30, 1999 and 1998,
respectively. During the period ended September 30, 1999, repayments of loans totaled approximately $395,000 and new loans funded totaled approximately $2,631,000. During the period ended September 30, 1998, repayments of loans totaled approximately $2,459,000 and new loans funded totaled approximately $6,000.

11.  Commitments and Contingencies

The Company is involved in certain claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters is not expected to have a material effect on the consolidated financial position or results of operations of the Company.

At September 30, 1999, the Company was obligated under noncancelable operating leases for office space. Net rent expense under operating leases, included in occupancy and equipment expense, was approximately $366,000, $282,000 and $188,000 for the years ended September 30, 1999, 1998 and 1997, respectively.

The projected minimum rental payments under leases having initial or remaining noncancelable lease terms in excess of one year at September 30, 1999 are as follows (in thousands):

          Year                         Amount
          ----                         ------
          2000                       $      382
          2001                              246
          2002                              204
          2003                              204
          2004                              204
                                     -----------
                                     $    1,240
                                     ===========

                                     (23)

                     ASBI HOLDINGS, INC. AND SUBSIDIARIES

                  Notes to Consolidated Financial Statements


12.  Advances from the Federal Home Loan Bank

At September 30, 1999 and 1998, advances from the FHLB were due as follows (in thousands):

                                                 1999                    1998
                                                 ----                    ----
     Due within one year                   $             -         $             -
     Due within two years                               24                       -
     Due within five years                             394                     531
     Due within seven years                            169                   1,500
     Due within ten years                              741                     998
     Due within twenty years                         3,102                   1,594
                                           ----------------        ----------------

                                           $         4,430         $         4,623
                                           ================        ================

Pursuant to collateral agreements, the advances from the FHLB, with interest rates ranging from 5.3% to 6.8%, are secured by approximately $52,722,000 of collateral value (as defined) in qualifying first mortgage loans at September 30, 1999.

13.  Income Taxes

The provision for income taxes consists of the following components for the years ended September 30, 1999, 1998 and 1997 (in thousands):

                                        1999                    1998                    1997
                                        ----                    ----                    ----
   Current - Federal              $              -         $             -         $           514
   Deferred - Federal                            -                       -                     910
   Current - State                             111                      55                     243
   Deferred - State                              -                       -                      99
                                  -----------------        ----------------        ----------------

                                  $            111         $            55         $         1,766
                                  =================        ================        ================

As discussed in Note 1, the Company changed its tax status from taxable to nontaxable effective January 1, 1997. The deferred tax liability recorded at September 30, 1999 and 1998 is related to the Company's future taxable income due primarily to the recapture (for tax return purposes) of the reserve for loan losses and certain built in gains primarily associated with purchased loan pools, which may be taxable at the corporate level in future years.

                                     (24)

                     ASBI HOLDINGS, INC. AND SUBSIDIARIES

                  Notes to Consolidated Financial Statements


The effect of the change in tax status as of January 1, 1997 was to reduce the deferred tax asset by approximately $458,000 and record a deferred tax liability of approximately $551,000 resulting in $1,009,000 charge to the deferred tax provision during the year ended September 30, 1997.

A deferred tax provision of $551,000, related to loans, is recorded in other liabilities at September 30, 1999 and 1998.


14.  Employee Stock Ownership Plan

In 1988, the Company established an employee stock ownership plan (Plan) which was a noncontributory plan established to acquire shares of the Company's common stock for the benefit of substantially all employees of the Company. No contributions were made to the Plan in 1998 and 1997. The Plan was terminated as of June 30, 1997 and liquidated December 1997.


15.  Employee Benefit Plan

The Company has a 401(k) defined contribution plan covering substantially all of its employees. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974. The Plan allows eligible employees' contributions to be limited so as to meet the nondiscriminatory test of Section 401(m) of the Internal Revenue Code.

The Company's matching contribution percentage is approximately 50% of up to 6% of a participant's compensation. Contributions by the Company in 1999, 1998 and 1997 totaled approximately $45,000, $37,000 and $27,000, respectively.


16.  Financial Instruments

The Company is a party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. Those instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the balance sheet.

The Company's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual amount of these instruments. The Company uses the same credit policies in making commitments and conditional obligations as it does for on-balance sheet instruments.

                                     (25)

                     ASBI HOLDINGS, INC. AND SUBSIDIARIES

                  Notes to Consolidated Financial Statements


At September 30, 1999 and 1998, the approximate amounts of these financial instruments were as follows (in thousands):

                                                             1999                    1998
                                                             ----                    ----
   Financial instruments whose contract amounts
     represent credit risk:
       Commitments to fund loans                        $        57,721         $        68,891
       Standby letters of credit                                    435                     183
                                                        ----------------        ----------------

                                                        $        58,156         $        69,074
                                                        ================        ================

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Company evaluates each customer's credit worthiness on a case-by-case basis. The amount and type of collateral obtained, if deemed necessary by the Company upon extension of credit, varies and is based on management's credit evaluation of the counterparty. The Company has not incurred any significant losses on its commitments in either the year ending September 30, 1999, 1998 or 1997.

Further, management believes the Company will not incur material losses as a result of the commitments existing at September 30, 1999.

                                     (26)

                     ASBI HOLDINGS, INC. AND SUBSIDIARIES

                  Notes to Consolidated Financial Statements


17.  Fair Values of Financial Instruments

The estimated fair values of the Company's financial instruments as of September 30, 1999 and 1998 are as follows (in thousands):

                                                    1999                                1998
                                        Carrying           Fair             Carrying           Fair
                                         Amount            Value             Amount           Value
                                         ------            -----             ------           -----
   Financial assets:
     Cash and cash equivalents        $   11,933        $   11,933        $    3,666        $    3,666
     Loans held for sale, net             32,763            32,763            75,071            75,071
     Loans receivable, net               210,107           212,407           183,768           184,891
     Accrued interest receivable           1,501             1,501             1,883             1,883
     FHLB stock                            1,211             1,211             1,089             1,089

   Financial liabilities:
     Deposits                         $  229,286        $  228,947        $  239,688        $  240,632
     Advances from FHLB                    4,430             4,430             4,623             4,623
     Accrued interest payable                490               490               586               586

18.  Regulatory Matters

The Bank is subject to various regulatory capital requirements administered by federal agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Company's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, specific capital guidelines that involve quantitative measures of the Company's assets, liabilities, and certain off-balance sheet items as calculated under regulatory accounting practices must be met. The Company's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

Quantitative measures, established by regulation to ensure capital adequacy, require the maintaining of minimum amounts and ratios (set forth in the table below) of total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier I capital (as defined) to average assets (as defined). Management believes, as of September 30, 1999, that the Company and Bank meet all capital adequacy requirements to which they are subject.

As of September 30, 1999 and 1998, the Bank is considered "well capitalized" under the regulatory framework for prompt corrective action. To be categorized as "well capitalized," the Bank must maintain minimum total risk-based, Tier I risk-based, Tier I leverage ratios as set forth in the table.

                                     (27)

                     ASBI HOLDINGS, INC. AND SUBSIDIARIES

                  Notes to Consolidated Financial Statements


The Bank's actual capital amounts and ratios are presented in the following table (dollars in thousands):

                                                                                                               To Be Well
                                                                                                            Capitalized Under
                                                                                For Capital                 Prompt Corrective
                                                        Actual               Adequacy Purposes              Action Provisions
                                                        ------               -----------------              -----------------
                                                 Amount      Ratio            Amount        Ratio           Amount         Ratio
                                                 ------      -----            ------        -----           ------         -----
September 30, 1999:
  Total capital (to risk weighted assets)    $    27,960     12.1%         $     18,420      8.0%         $     23,024    10.0%
  Tier I capital (to risk weighted assets)        27,388     11.9                 9,210      4.0                13,815     6.0
  Tier I capital (to adjusted total assets)       27,388     10.4                10,564      4.0                13,206     5.0



September 30, 1998:
  Total capital (to risk weighted assets)    $    23,460     10.6%         $     17,752      8.0%         $     22,190    10.0%
  Tier I capital (to risk weighted assets)        22,626     10.2                 8,876      4.0                13,314     6.0
  Tier I capital (to adjusted total assets)       22,626      8.4                10,774      4.0                13,467     5.0

19.  Supplementary Income and Expense Information

The following amounts are included in other noninterest income and noninterest expense in the accompanying consolidated statement of income for the years ended September 30, 1999, 1998 and 1997 (in thousands):

                                                   1999                    1998                    1997
                                                   ----                    ----                    ----
   Noninterest income
   ------------------
     Factoring fee income                     $           844         $           766         $           521
     All other                                            259                     165                     137
                                              ----------------        ----------------        ----------------

                                              $         1,103         $           931         $           658
                                              ================        ================        ================

   Noninterest expense
   -------------------
     Loan and collection expense              $           219         $           257         $             -
     FDIC assessment                                      136                     114                     113
     All other                                          2,629                   1,684                   1,866
                                              ----------------        ----------------        ----------------

                                              $         2,984         $         2,055         $         1,979
                                              ================        ================        ================

                                     (28)

                     ASBI HOLDINGS, INC. AND SUBSIDIARIES

                  Notes to Consolidated Financial Statements


20.  Acquisition

Effective August 10, 1999, the Company entered into an Agreement and Plan of Reorganization with Southwest Securities Group, Inc. (SWS) whereby SWS expects to acquire 100% of the outstanding shares of common stock of the Company in a transaction accounted for as a pooling of interests. The transaction is expected to occur in early 2000, subject to regulatory and stockholder approval.


21.  Condensed Financial Statements of ASBI Holdings, Inc. (Parent)

Presented below are the condensed statements of income, balance sheet and statement of cash flows for ASBI Holdings, Inc., the Parent Company.


                              ASBI HOLDINGS, INC.
                                Balance Sheets
                          September 30, 1999 and 1998
                                (in thousands)

                                                                      1999               1998
                                                                      ----               ----
ASSETS
------
Noninterest bearing deposits in subsidiary banks                 $          984      $         192
Investment in subsidiaries                                               26,432             22,021
                                                                 ---------------     --------------

      Total assets                                               $       27,416      $      22,213
                                                                 ===============     ==============

LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------
Common stock                                                                 27                 27
Additional paid-in capital                                                  238                238
Retained earnings                                                        27,151             21,948
                                                                 ---------------     --------------

      Total stockholders' equity                                         27,416             22,213
                                                                 ---------------     --------------

      Total liabilities and stockholders' equity                 $       27,416      $      22,213
                                                                 ===============     ==============

                                (29)

                     ASBI HOLDINGS, INC. AND SUBSIDIARIES

                  Notes to Consolidated Financial Statements


                              ASBI HOLDINGS, INC.
                             Statements of Income
             For the Years Ended September 30, 1999, 1998 and 1997
                                (in thousands)

                                                             1999                  1998                1997
                                                             ----                  ----                ----
Revenue - Equity earnings in subsidiary                 $       12,233        $       10,399       $       6,311
Expenses - Other                                                    10                     5                   3
                                                        ---------------       ---------------      --------------

Income before income taxes                                      12,223                10,394               6,308

Income tax                                                           -                     -                   -
                                                        ---------------       ---------------      --------------

Net income                                              $       12,223        $       10,394       $       6,308
                                                        ===============       ===============      ==============

                              ASBI HOLDINGS, INC.
                           Statements of Cash Flows
             For the Years Ended September 30, 1999, 1998 and 1997
                                (in thousands)

                                                                          1999                 1998                  1997
                                                                          ----                 ----                  ----
Cash flows from operating activities:
  Net income                                                         $       12,223        $      10,394        $        6,308
  Adjustments to reconcile net income to net cash provided
    by operating activities:
      Equity in undistributed earnings of subsidiary                        (12,233)             (10,399)               (7,951)
                                                                     ---------------       --------------       ---------------

            Net cash used in operating activities                               (10)                  (5)               (1,643)
                                                                     ---------------       --------------       ---------------

Cash flows from investing activities - Dividends received
  from subsidiaries                                                           7,822                4,878                 4,559
                                                                     ---------------       --------------       ---------------

Cash flows from financing activities - Dividends paid                        (7,020)              (4,878)               (2,919)
                                                                     ---------------       --------------       ---------------

Net increase (decrease) in cash and cash equivalents                            792                   (5)                   (3)

Cash and cash equivalents at beginning of year                                  192                  197                   200
                                                                     ---------------       --------------       ---------------

Cash and cash equivalents at end of year                             $          984        $         192        $          197
                                                                     ===============       ==============       ===============

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